EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Institutional Index Funds
File Number: 811-6093
Registrant CIK Number: 0000862084

Items 61, 74 and 75
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 61, 74, and 75 completely, the Registrant has set forth in its entirety the complete response to the indicated Item or Sub-Items below.

Series 1 SEC Identifier S000002853 Institutional Index
Class 1 SEC Identifier C000007825
Class 2 SEC Identifier C000007826

Items 74A-75B

Condensed balance sheet data:(in thousands except per share amounts)

74A-$0
74C-$0
74F-$186,606,062
74I-$0
74J-$0
74L-$0
74N-$188,977,137
74O-$0
74R4-$0
74T-$187,724,730
75B-$174,101,140


Series 2 SEC Identifier S000002855 Institutional Total Stock Market
Index
Class 1 SEC Identifier C000007828
Class 2 SEC Identifier C000007829

Item 61

The lowest minimum initial investment for Vanguard Institutional Total Stock Market Index Fund is $100,000,000.

Exhibit 77Q3
Exhibit 77Q3-1
49660-2   9/26/02